Exhibit 99(a)

                                 REVOCABLE PROXY



                             Ballston Bancorp, Inc.
                         1667 K Street, N.W., Suite 700
                             Washington, D.C., 20006



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints , with full power of substitution to act as proxy for the undersigned to vote all the shares of common stock of Ballston Bancorp, Inc. ("Ballston Common Stock") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held , , 1998 at : p.m., local time at The Bank of Northern Virginia, 1010 North Glebe Road, Arlington, Virginia.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS SIGNED PROXY WILL BE VOTED BY SUCH PERSON NAMED IN THIS PROXY IN HIS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of Ballston Common Stock.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
               PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE
                            AND RETURN PROXY PROMPTLY


1. To approve the Agreement and Plan of Merger, dated as of March 11, 1998, and the related Plan of Merger (collectively, the "Merger Agreement") pursuant to which Ballston will be merged (the "Merger") with and into MainStreet BankGroup Incorporated ("MSBC"). Under the terms of the Merger Agreement, each share of common stock, par value $0.20 per share, of Ballston will be converted into that fraction of a share of MSBC common stock having a market value of $12.04, provided that a minimum of 0.4025 shares and a maximum of 0.4920 shares of MSBC common stock will be issued for each share of Ballston common stock. Cash will be paid in lieu of issuance of fractional shares.

                      FOR                AGAINST               ABSTAIN

                      ----                ----                   ----


2. To elect the directors to serve until the 1999 Annual Meeting of Shareholders or their successors have been elected and qualified or, if earlier, until the consummation of the Merger (mark only one).

                                                             FOR                           WITHHELD
                                                 (all nominees listed below       (all nominees listed below)
                                                  except as directed to the
                                                      contrary below)
Mary E. Fricano                                             ____                               ____
Kenneth M. Haggerty, D.D.S.                                 ____                               ____
Robert F. Kelleher                                          ____                               ____
John E. Kilcarr                                             ____                               ____
Helena B. Metzger                                           ____                               ____
Paul A. Owens                                               ____                               ____
Edward D. Soma, M.D.                                        ____                               ____

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)



3. To ratify the appointment of Stoy, Malone & Company, P.C., to serve as independent auditors of Ballston for the fiscal year ending December 31, 1998 or, if earlier, until consummation of the Merger.

                      FOR                AGAINST               ABSTAIN

                      ----                ----                   ----

[  ]  Please mark this box if you plan to attend the Annual Meeting.

Please mark, date and sign your name as it appears hereon and return in the enclosed envelope. When signing as an agent, attorney, executor, administrator, trustee, or guardian, please give title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach corporate seal. For joint account, each joint owner should sign.

Date ______________________, 1998

SIGNATURE ______________________________

SIGNATURE ______________________________